EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to, in this Registration Statement of ChoiceOne Financial Services, Inc. on Form S-4/A, our report dated February 9, 2005, on the 2004 consolidated financial statements of Valley Ridge Financial Corp. We also consent to the reference to us under the heading "Experts" in the Prospectus and Proxy Statement, which is part of this Registration Statement.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Grand Rapids, Michigan
September 5, 2006